Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of (i) our report dated March 28, 2008 (September 5, 2008 as to Note 12), relating to the consolidated financial statements of Edgen Murray II, L.P. and subsidiaries (the “Successor Partnership”) and Edgen Corporation and Subsidiaries (the “Predecessor Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Successor Partnership’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” on January 1, 2007), (ii) our report dated September 9, 2008, relating to the balance sheet of Edgen Murray Limited, and (iii) our report dated September 1, 2008, relating to the combined financial statements of Petro Steel International, LLC (a limited liability company) and Petro Steel International, L.P. (a partnership), (which report expresses an unqualified opinion and includes an emphasis of a matter paragraph relating to the acquisition of Petro Steel International, LLC and Petro Steel International, L.P. by Edgen Murray LLC on May 11, 2007), appearing in the Prospectus, which is part of this Registration Statement.

Our audits of the financial statements of the Successor Partnership and Predecessor Company referred to in our aforementioned report also included the financial statement schedule, listed in Item 16. This financial statement schedule is the responsibility of the Successor Partnership and Predecessor Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana

December 12, 2008